Exhibit 99.2

LQR House Inc. Announces Closing of $5.4 Million Public Offering

Miami Beach, FL, October 16, 2023 – LQR House Inc. (the “Company” or “LQR House”) (NASDAQ: LQR) (the “Company”), today closed its previously announced underwritten public offering of 28,421,053 shares of common stock, par value $ 0.0001 per share, at a public offering price of $0.19 per share, for aggregate gross proceeds of approximately $5.4 million, prior to deducting underwriting discounts and other offering expenses.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) acted as the sole book running manager for the offering. Nauth LPC acted as legal counsel to the Company and Sichenzia Ross Ference Carmel LLP acted as legal counsel to EF Hutton.

The offering was conducted pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-274903), previously filed with the Securities and Exchange Commission (“SEC”) that was declared effective by the SEC on October 12, 2023, and the Company’s registration statement on Form S-1MEF (File No. 333-274978) filed with the SEC on October 13, 2023 that became effective upon filing. A final prospectus relating to the offering was filed with the SEC on October 16, 2023, and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002. The offering was made only by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LQR House Inc.

LQR House is a dynamic and forward-thinking e-commerce marketing company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space. Currently, LQR House has a key partnership with Country Wine & Spirits Inc. (“CWS”), granting the Company a full control over all marketing operations on CWSpirits.com, large alcohol ecommerce platform. With a deep passion for the world of beverages, LQR House takes pride in curating marketing strategies aimed to elevate brands to new heights. Composed of a team of seasoned professionals, LQR House focuses on crafting marketing solutions tailored to each client’s unique needs. Through strategic partnerships, creative branding, and digital prowess, LQR House intends to be at the forefront of the wine and spirits marketing landscape, making it the go-to choice for brands seeking to thrive in a competitive industry.

Safe Harbor Statement

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company’s Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

LQR@bacchus.agency